UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

Charlie GPS Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

488 Madison Avenue, 12th Floor

New York, NY  10022

(Address of principal executive offices, including zip code)

(212) 400-6900

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

Phone:  (212) 400-6900

101 Ridge Rd.

North Arlington, NJ 07031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective September 18, 2012, Jarnes Khorozian resigned as the sole director and as the President, Secretary and Treasurer of Charlie GPS Inc. (the “Company”).

Effective September 21, 2012, stockholders of the Company holding at least the requisite voting power, under Nevada law, of the issued and outstanding stock of the Company entitled to vote, acting by written consent without a meeting, appointed Lisa Andoh as sole director of the Company, to serve until the next annual meeting of the stockholders of the Company, and until her successor is duly elected or appointed and qualified, or until his prior resignation or removal.

Effective September 21, 2012, the Board of Directors of the Company appointed Ms. Andoh as the Company’s President, Treasurer and Secretary, to serve at the pleasure of the Board of Directors.

Ms. Andoh, 50, has been since November 2011, the Vice President of Finance and Controller of FilmOn.TV Networks, an internet and broadband wireless television provider, and is the principal of I Am Productions, Inc., whose primary business is entertainment finance, production and distribution. From July 2010 to November 2011, she was Production Financial Analyst-Director of Starz Entertainment, LLC, a television production company; from September 2008 to July 2010 she was Finance Manager/Controller-International Production/Distribution/Corporate of Odd Lot Entertainment/Affinity International/Relevant Theatricals, a film company; from October 2005 to September 2008 she was Controller-Production/Corporate of Eqal, Inc., a multimedia production and design company; from October 2004 to September 2005 she was Production Manager/Accountant at Warner Brothers Animation; from September 2001 to September 2004 she was Controller of Digital Hip Hop, an international technology/production start-up company; and from September 1997 to September 2001 she was International Marketing/Promotions Director of Virgin Records UK.

Ms. Andoh has been in the entertainment industry for 30 years, starting as a model and actress, then for the last 25 years in the business arena. She has worked in a business management capacity for entertainment professionals and celebrities, specializing in startups and production companies, helping them to build finance departments and overseeing production and distribution functions. She has also produced, financed and distributed online, film and television properties.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above regarding the vote of the Company’s stockholders is incorporated herein by reference. The number of votes cast in favor of the election of Ms. Andoh as a director of the Company was 8,000,000. No votes were cast against or withheld, nor were there any abstentions or broker non-votes. As of the date of the written consent of stockholders, there were 10,400,000 shares of the Company’s common stock, $0.001 par value per share, issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie GPS Inc.

Dated: September 27, 2011	By:	/s/ Lisa Andoh
Name: Lisa Andoh
Title: President

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